Exhibit 10.3

Execution Version

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of May 12, 2015, by and among the holders of the Subordinated Debt (as defined below) signatory hereto from time to time and their permitted successors and assigns (collectively, the “Subordinated Creditor”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as agent for the lenders under the Senior Loan Agreement (as defined below) (together with its successors and assigns, in such capacity, the “Senior Creditor Agent”), and is consented to and acknowledged by BG MEDICINE, INC., a Delaware corporation (the “Company”).

R E C I T A L S

A. The Company has entered into the Loan and Security Agreement, dated as of February 10, 2012 (as amended by that certain First Amendment to Loan and Security Agreement dated as of May 8, 2013 and as further amended, restated, supplemented, replaced, increased or otherwise modified from time to time, the “Senior Loan Agreement”), by and among (a) the Company, (b) Senior Creditor Agent, and (c) the financial institutions or other entities signatory thereto from time to time as Lenders (such Lenders and any other holders from time to time of any of the Senior Debt, collectively, the “Senior Creditor”), pursuant to which Senior Creditor Agent and Senior Creditor have made and may make certain loans from time to time to the Company on the terms and conditions set forth therein. All of the Company’s obligations to Senior Creditor Agent and Senior Creditor under the Senior Debt Documents (as hereinafter defined) are secured by first-priority liens on and security interests in all of the property of the Company in which the Company purports to grant a security interest from time to time under the Senior Debt Documents and the products and proceeds thereof (collectively, the “Collateral”).

B. On or prior to the date hereof, Subordinated Creditor has extended loans to the Company under certain Purchase Agreements described on Exhibit A attached hereto (collectively, as amended, restated, supplemented or otherwise modified in accordance with the terms hereof, the “Purchase Agreements”), which loans are evidenced by those certain promissory notes described on Exhibit A (collectively, as amended, supplemented, replaced or modified in accordance with the terms hereof, the “Subordinated Notes”). All of the Company’s obligations evidenced by the Subordinated Debt Documents are secured by junior and subordinated liens in the Collateral pursuant to the Subordinated Debt Documents (as defined below).

C. As an inducement for Senior Creditor Agent and Senior Creditor to continue their loans and other financial accommodations to Company and as a condition precedent under the Senior Loan Agreement to Company issuing the Subordinated Notes and the other Subordinated Debt Documents, the Subordinated Creditor is executing this Agreement in order to set forth the relative rights and priorities of Senior Creditor Agent, Senior Creditor and Subordinated Creditor under the Senior Debt Documents and the Subordinated Debt Documents (as hereinafter defined).

NOW, THEREFORE, in consideration of the above and the premises, the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. The following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Distribution” shall mean, with respect to any indebtedness, obligation or security, (a) any payment or distribution by any Person of cash, securities or other property, including, without limitation, by the application of proceeds from the disposition of Collateral, by set-off or otherwise, on account of or to pay principal, interest or any other obligation owing in respect of such indebtedness, obligation or security, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property of any Person.

“Enforcement Action” shall mean (a) to take from or for the account of the Company or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Company or any such guarantor (including any initiation of any Proceeding against the Company or such guarantor) to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to sell, license, lease, or otherwise dispose of all or any portion of any Collateral, any other assets of the Company or any such guarantor, or any other collateral whatsoever, by private or public sale, other disposition or any other means permissible under applicable law, (e) to exercise any put option or to cause the Company or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document, (f) to notify account debtors or directly collect accounts receivable or other payment rights of the Company or any such guarantor, (g) the solicitation of bids from third parties to conduct the liquidation of any Collateral, any other assets of the Company or any such guarantor, or any other collateral whatsoever, (h) to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling any Collateral, any other assets of the Company or any such guarantor, or any other collateral whatsoever, (i) to exercise any other right relating to any Collateral, any other assets of the Company or any such guarantor, or any other collateral whatsoever (including the exercise of any voting rights relating to any capital stock and including any right of recoupment or set-off), or (j) to take any action under the provisions of any state or federal law, including, without limitation, the Bankruptcy Code and the Uniform Commercial Code, or under any contract or agreement, to enforce, set-off against, foreclose upon, take possession of or sell or otherwise dispose of any Collateral, any other assets of the Company or any such guarantor, or any other collateral whatsoever.

“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Refinancing Senior Debt Documents” shall mean any financing documentation which replaces any Senior Debt Documents and pursuant to which the Senior Debt or any portion thereof is refinanced, as such financing documentation may be amended, restated, supplemented, replaced, increased or otherwise modified from time to time.

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Company from time to time owed to Senior Creditor Agent and Senior Creditor under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest, prepayment premiums and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, restatements, modifications, renewals, increases or extensions thereof and (b) any interest, fees, expenses, premiums or other amounts accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest, fees, expenses, premiums or other amounts are allowed or allowable in whole or in part in any such Proceeding. Senior Debt shall be considered to be outstanding whenever any loan or loan commitment under any Senior Debt Document is outstanding.

“Senior Debt Documents” shall mean collectively, the Senior Loan Agreement and all other “Debt Documents” as defined in the Senior Loan Agreement and, after any refinancing of the Senior Debt, the Refinancing Senior Debt Documents, all as amended, restated, supplemented, replaced, increased or otherwise modified from time to time.

“Subordinated Creditor Representative” shall mean Applied Genomic Technology Capital Fund, L.P..

“Subordinated Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Company from time to time owed to Subordinated Creditor or any of them under the Subordinated Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, restatements, modifications, renewals, increases or extensions thereof in accordance with the terms hereof and (b) any interest, fees, expenses, premiums or other amounts accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest, fees, expenses, premiums or other amounts are allowed or allowable in whole or in part in any such Proceeding.

“Subordinated Debt Conversion” shall mean any conversion of the Subordinated Notes into Series A Preferred Stock of the Company pursuant to the terms and conditions of Section 2 of the Subordinated Notes, but only so long as no cash is paid by the Company in connection with the consummation of such conversion (other than the payment of de minimis cash in lieu of fractional shares as set forth in Section 2 of the Subordinated Notes).

“Subordinated Debt Documents” shall mean the Purchase Agreements and Subordinated Notes described on Exhibit A attached hereto, any guaranty with respect to the Subordinated Debt, any security agreement or other collateral document securing the Subordinated Debt, any agreements or documents related to or governing the rights of the holders of the Series A Preferred Stock of the Company issued in connection with any Subordinated Debt Conversion and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt, all as amended, supplemented, replaced or modified from time to time in accordance with the terms hereof.

“Subordination Termination Date” shall mean the date that is ninety-one (91) days after all outstanding Senior Debt is paid in full (other than inchoate indemnity obligations) in cash and Senior Creditor Agent and Senior Creditor have no further obligation to make loans or provide any other financial accommodations to Company.

2. Subordination.

2.1 Subordination of Subordinated Debt to Senior Debt. The Company covenants and agrees, and Subordinated Creditor by its execution hereof or its acceptance of the Purchase Agreements and any Subordinated Notes (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner set forth in this Agreement, to the prior indefeasible payment in full (other than inchoate indemnity obligations) in cash of all Senior Debt. Each holder of Senior Debt, whether such Senior Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement. Notwithstanding the terms of the Subordinated Debt Documents, the Company hereby agrees that it will not make, and Subordinated Creditor hereby agrees that it will not accept, any Distribution, whether in cash, securities or other property, with respect to or as payment for the Subordinated Debt until the Subordination Termination Date; provided however that the Company may issue to the Subordinated Creditor, and the Subordinated Creditor may accept, Series A Preferred Stock in the amounts and on the conditions set forth in the Subordinated Notes in connection with a Subordinated Debt Conversion.

2.2 Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving the Company:

(a) The Company shall not make and Subordinated Creditor shall not receive any Distribution, whether in cash, securities or other property, on account of or as payment for any Subordinated Debt prior to the Subordination Termination Date.

(b) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Senior Creditor Agent (to be held and/or applied by Senior Creditor Agent in accordance with the terms of the Senior Debt Documents) until the Subordination Termination Date. Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor-in-possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Creditor Agent. Subordinated Creditor also irrevocably authorizes and empowers Senior Creditor Agent, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions and other amounts owing under the Subordinated Debt Documents.

(c) Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt.

(d) Subordinated Creditor agrees that Senior Creditor Agent and Senior Creditor may consent to the use of cash collateral or provide financing (including debtor-in-possession financing) to the Company on such terms and conditions and in such amounts as Senior Creditor Agent and Senior Creditor, in their sole discretion, may decide and, in connection therewith, the Company may grant to Senior Creditor Agent and Senior Creditor liens and security interests upon all of the property of the Company, which liens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Senior Creditor Agent and Senior Creditor during such Proceeding and (ii) shall be superior in priority to the liens and security interests, if any, in favor of Subordinated Creditor on the property of the Company. Subordinated Creditor agrees that it will not object to or oppose a sale or other disposition of any property securing all or any part of the Senior Debt free and clear of security interests, liens or other claims of Subordinated Creditor under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Senior Creditor Agent or Senior Creditor has consented to such sale or disposition. Subordinated Creditor agrees not to assert any right it may have to “adequate protection” of Subordinated Creditor’s interest in any Collateral or any other assets of the Company in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral or any other assets of the Company without the prior written consent of Senior Creditor Agent. Subordinated Creditor waives any claim it may now or hereafter have arising out of Senior Creditor Agent’s or Senior Creditor’s election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by the Company, as debtor-in-possession. Subordinated Creditor further agrees that it will not participate or seek to participate on any creditor’s committee without Senior Creditor Agent’s prior written consent.

(e) Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Senior Creditor Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Senior Creditor Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote the full amount of such claim in any such Proceeding; provided that Senior Creditor Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim or claim. In the event that Senior Creditor Agent votes any claim in accordance with the authority granted hereby, Subordinated Creditor shall not be entitled to change or withdraw such vote.

(f) The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Creditor Agent, Senior Creditor and Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated, or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

2.3 Subordinated Debt Standstill Provisions. Until the Subordination Termination Date, Subordinated Creditor (or any of them) shall not, without the prior written consent of Senior Creditor Agent, take any Enforcement Action with respect to the Subordinated Debt or any Collateral or other assets of the Company; provided that Subordinated Creditor may exercise any rights it (or any of them) may have solely in their capacity as equityholders of the Company in a manner not inconsistent with the other terms of this Agreement. Any Distributions or other proceeds of any Enforcement Action obtained by Subordinated Creditor in violation of the immediately preceding sentence shall in any event be held in trust by it for the benefit of Senior Creditor Agent and Senior Creditor and promptly paid or delivered to Senior Creditor Agent in the form received.

2.4 Incorrect Payments and Payover. Until the Subordination Termination Date, if any Distribution on account of or as payment for the Subordinated Debt that is not permitted to be made by the Company or accepted by Subordinated Creditor under this Agreement is nonetheless made or received by Subordinated Creditor, such Distribution shall not be commingled with any of the assets of Subordinated Creditor, shall be held in trust by Subordinated Creditor for the benefit of Senior Creditor Agent and Senior Creditor and shall be promptly paid over to Senior Creditor Agent for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid.

2.5 Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release Liens; Acknowledgement of Liens.

(a) Until the Subordination Termination Date, all liens and security interests of Subordinated Creditor (or any of them) in the Collateral and any other assets of the Company shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Senior Creditor Agent in the Collateral and any other assets of the Company, regardless of the validity, enforceability, avoidance, dispute, unperfection, or the time, method, manner or order of the grant, attachment, filing or perfection of any such liens and security interests, any provision of the Uniform Commercial Code, the Bankruptcy Code, any Senior Debt Document or any Subordinated Debt Document or any other circumstance whatsoever until the Subordination Termination Date. Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of Senior Creditor Agent in the Collateral or any other assets of the Company securing the Senior Debt. In the event that Senior Creditor Agent releases or agrees to release any of its liens or security interests in the Collateral or any other assets of the Company in connection with the sale or other disposition thereof, or if any of the Collateral or any other assets of the Company is sold or retained pursuant to a foreclosure or similar action, Subordinated Creditor agrees that its liens or security interests in such Collateral and other assets of the Company, if any, shall automatically be released, and Subordinated Creditor shall (or shall cause its agent to) promptly execute and deliver to Senior Creditor Agent or authorize Senior Creditor Agent to file such termination statements and releases as Senior Creditor Agent shall reasonably request to effect the release of the liens and security interests of Subordinated Creditor in such Collateral or other assets of the Company. In furtherance of the foregoing, Subordinated Creditor hereby irrevocably appoints Senior Creditor Agent its attorney-in-fact, with full authority in the place and stead of Subordinated Creditor and in the name of Subordinated Creditor or otherwise, to execute and deliver any document or instrument which Subordinated Creditor may be required to deliver pursuant to this Section 2.5.

(b) The Subordinated Creditor acknowledges, consents and agrees that Senior Creditor Agent has been granted first-priority liens upon and security interests in the Collateral for the benefit of Senior Creditor Agent and Senior Creditor. The Subordinated Creditor agrees that it shall not obtain a lien on or security interest in any property of the Company to secure all or any portion of the Subordinated Debt unless, concurrently therewith, Senior Creditor Agent obtains a first priority lien on and security interest in such asset or collateral, and the parties hereby agree that all such liens and security interests are and will be subject to this Agreement. The Subordinated Creditor agrees that it shall not obtain any control agreement with respect to any deposit account, securities account or other property of the Company without the prior written consent of Senior Creditor Agent.

2.6 Application of Proceeds from Sale or other Disposition of the Collateral. Until the Subordination Termination Date, in the event of any sale, transfer, lease, license or other disposition (including a casualty loss or taking through eminent domain) of the Collateral or any other asset of the Company, the proceeds resulting therefrom (including proceeds from insurance or any other Enforcement Action by any party hereto) shall be applied in accordance with the terms of the Senior Debt Documents or as otherwise consented to by Senior Creditor Agent.

2.7 Sale, Transfer or other Disposition of Subordinated Debt.

(a) Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document other than the disposal of the Subordinated Debt in connection with the Subordinated Debt Conversion.

(b) Notwithstanding the foregoing subsection 2.7(a), the debt and lien subordination effected by this Agreement shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt in violation of the terms of subsection 2.7(a), and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 10 hereof.

2.8 Legends. Until the Subordination Termination Date, Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Notes and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

“This instrument and the indebtedness, rights and obligations evidenced hereby and any liens or other security interests securing such rights and obligations are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (as amended, restated, supplemented or modified from time to time, the “Subordination Agreement”) dated as of May 12, 2015, by and among the Subordinated Creditors identified therein and General Electric Capital Corporation in its capacity as agent for certain lenders (together with its successors and assigns, “Senior Creditor Agent”), to certain indebtedness, rights, and obligations of BG MEDICINE, INC. to Senior Creditor Agent and Senior Creditor (as defined therein) and liens and security interests in favor of Senior Creditor Agent securing the same all as described in the Subordination Agreement; and each holder and transferee of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

3. Modifications.

3.1 Modifications to Senior Debt Documents. Senior Creditor Agent or Senior Creditor may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any Senior Debt Document, including without limitation to increase the Senior Debt.

3.2 Modifications to Subordinated Debt Documents. Until the Subordination Termination Date, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, neither the Company nor Subordinated Creditor shall, without the prior written consent of Senior Creditor Agent, agree to any amendment, modification, waiver or supplement to the Subordinated Debt Documents.

4. Waiver of Certain Rights by Subordinated Creditor.

4.1 Notice. To the fullest extent permitted by applicable law, Subordinated Creditor hereby waives any right to receive the following notices from Senior Creditor Agent: (a) notice of acceptance hereof; (b) notice of any loans or other financial accommodations made or extended under the Senior Debt Documents, or the creation or existence of any Senior Debt; (c) notice of the amount of the Senior Debt; (d) notice of any adverse change in the financial condition of Company or any account debtor or of any other fact that might increase Subordinated Creditor’s risk hereunder; (e) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Senior Debt Documents; (f) notice of any default or event of default under the Senior Debt Documents or otherwise relating to the Senior Debt; and (g) all other notices (except if such notice is specifically required to be given to Subordinated Creditor under this Agreement) and demands to which Subordinated Creditor might otherwise be entitled. Notwithstanding anything to the contrary, Subordinated Creditor is not waiving, and shall not be deemed to have waived, any rights that Subordinated Creditor has as a stockholder of the Company, including any voting, consent or information rights. Moreover, nothing contained herein shall be deemed to be a waiver of, and the Subordinated Creditor is not waiving, any notice obligations that the Company has to the Subordinated Creditor.

4.2 Marshaling. Subordinated Creditor hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Senior Creditor Agent to marshal any property of the Company or any guarantor of the Senior Debt for the benefit of Subordinated Creditor.

4.3 Rights Relating to Senior Creditor Agent’s Actions with respect to the Collateral.

(a) Subordinated Creditor hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Senior Creditor Agent and/or Senior Creditor from taking, or refraining from taking, any action with respect to all or any part of the Collateral or any other assets of the Company. Without limitation of the foregoing, Subordinated Creditor hereby agrees (a) that it has no right to direct or object to the manner in which Senior Creditor Agent and/or Senior Creditor applies the proceeds of the Collateral or any other assets of the Company resulting from the exercise by Senior Creditor Agent and/or Senior Creditor of rights and remedies under the Senior Debt Documents to the Senior Debt and (b) that Senior Creditor Agent and/or Senior Creditor has not assumed any obligation to act as the agent for Subordinated Creditor with respect to the Collateral or any other assets of the Company. Senior Creditor Agent and/or Senior Creditor shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral and any other assets of the Company until Subordination Termination Date. In exercising rights and remedies with respect to the Collateral or any other assets of the Company, Senior Creditor Agent and/or Senior Creditor may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral or any other assets of the Company, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. In conducting any public or private sale under the Uniform Commercial Code, Senior Creditor Agent shall give the Subordinated Creditor such notice of such sale only to the extent required by the applicable Uniform Commercial Code; provided, however, that if such notice is required to be given, 10 days’ notice shall be deemed to be commercially reasonable notice. The Subordinated Creditor agrees that neither Senior Creditor Agent nor Senior Creditor shall incur any liability as a result of a sale, lease, license, application or other disposition of all or any portion of the Collateral or any other assets of the Company or any part or proceeds thereof conducted in accordance with applicable law.

(b) None of Senior Creditor Agent, Senior Creditor or any of their respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any proceeds thereof or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or proceeds thereof. If Senior Creditor Agent or Senior Creditor should act upon, omit to act upon, or exercise any of their contractual rights or remedies under the Senior Debt Documents (subject to the express terms and conditions hereof), neither Senior Creditor Agent nor Senior Creditor shall have any liability whatsoever to the Subordinated Creditor as a result of such action, omission, or exercise.

4.4 Additional Rights of Senior Creditor Agent and Senior Creditor. Senior Creditor Agent and Senior Creditor will be entitled to manage and supervise the loans and extensions of credit under the Senior Debt Documents as Senior Creditor Agent and Senior Creditor may, in their sole discretion, deem appropriate, and Senior Creditor Agent and Senior Creditor may manage their loans and extensions of credit without regard to any rights or interests that the Subordinated Creditor may have in the Collateral or any other assets of the Company or otherwise. Senior Creditor Agent, Senior Creditor and each holder of Senior Debt may, from time to time, enter into agreements and settlements with the Company or other parties to the Senior Debt Documents as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including substituting collateral and releasing any lien on any Collateral or any other asset of the Company.

4.5 Additional Defenses. To the fullest extent permitted by applicable law, Subordinated Creditor hereby waives: (a) any rights to assert against Senior Creditor Agent or Senior Creditor any defense (legal or equitable), set-off, counterclaim, or claim which Subordinated Creditor may now or at any time hereafter have against the Company, any other holder of Senior Debt, any other party liable to Senior Creditor Agent or Senior Creditor, or any Person constituting Subordinated Creditor; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any Senior Debt, any Subordinated Debt or any security for either; (c) any defense arising by reason of any claim or defense based upon an election of remedies by Senior Creditor Agent or Senior Creditor; and (d) the benefit of any statute of limitations affecting the obligations of Subordinated Creditor hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Senior Debt shall similarly operate to defer or delay the operation of such statute of limitations applicable to such obligations of the Subordinated Creditor hereunder.

5. Representations and Warranties.

5.1 Representations and Warranties of Subordinated Creditor. Each Person comprising the Subordinated Creditor hereby represents and warrants to Senior Creditor Agent, for the benefit of Senior Creditor Agent and Senior Creditor, that as of the date hereof: (a) such Person is duly formed and validly existing under the laws of the jurisdiction of its formation; (b) such Person has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by such Person will not violate or conflict with the organizational documents of such Person, any material agreement binding upon such Person or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (e) such Person is the sole owner, beneficially and of record, of its pro rata share of the Subordinated Debt Documents and the Subordinated Debt; and (f) such Person has no contractual put right to require that the Company redeem any equity securities.

5.2 Representations and Warranties of Senior Creditor Agent. Senior Creditor Agent hereby represents and warrants to Subordinated Creditor that as of the date hereof: (a) Senior Creditor Agent is a corporation duly formed and validly existing under the laws of the jurisdiction of its formation; (b) Senior Creditor Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Senior Creditor Agent will not violate or conflict with the organizational documents of Senior Creditor Agent, any material agreement binding upon Senior Creditor Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Senior Creditor Agent, enforceable against Senior Creditor Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

6. Subrogation. On and after the Subordination Termination Date, Subordinated Creditor shall be subrogated to the rights of Senior Creditor Agent and Senior Creditor to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full. Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by Subordinated Creditor in trust as property of the holders of the Senior Debt and Subordinated Creditor shall forthwith deliver the same to Senior Creditor Agent for application to the Senior Debt until the Subordination Termination Date. A Distribution made pursuant to this Agreement to Senior Creditor Agent which otherwise would have been made to Subordinated Creditor is not, as between the Company and Subordinated Creditor, a payment by the Company to or on account of the Senior Debt. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, SUBORDINATED CREDITOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY SENIOR CREDITOR AGENT OR SENIOR CREDITOR, EVEN THOUGH THAT ELECTION OF REMEDIES HAS DESTROYED SUBORDINATED CREDITOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE COMPANY BY THE OPERATION OF ANY APPLICABLE LAW.

7. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Senior Creditor Agent and Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

8. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

9. Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, faxed or sent by overnight courier service or registered or certified United States mail, return receipt requested, and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by facsimile, on the date of transmission if transmitted on a business day before 4:00 p.m. (New York time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by registered or certified United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to any Person comprising Subordinated Creditor,

to the Subordinated Creditor Representative:

Applied Genomic Technology Capital Fund, L.P.

c/o Flagship Ventures

1 Memorial Drive, 7th Floor

Cambridge, Massachusetts 02142

Attention: Noubar B. Afeyan, Ph.D

If to Senior Creditor Agent:

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc.

Two Bethesda Metro Center, Suite 600

Bethesda, Maryland 20814

Attention: Senior Vice President of Risk – Life Science Finance

Phone: (301) 961-1640

Facsimile: (301) 664-9855

With a copy to:

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc.

Two Bethesda Metro Center, Suite 600

Bethesda, Maryland 20814

Attention: General Counsel

Phone: (301) 961-1640

Facsimile: (301) 664-9866

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 9.

10. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Creditor Agent (for the benefit of Senior Creditor Agent and Senior Creditor), Subordinated Creditor and the Company. To the extent permitted under the Senior

Debt Documents, Senior Creditor Agent and Senior Creditor may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

11. Relative Rights; No Third Party Beneficiary. This Agreement shall define the relative rights of Senior Creditor Agent, Senior Creditor and Subordinated Creditor. Nothing in this Agreement shall (a) impair, as among the Company, Senior Creditor Agent and Senior Creditor and as between the Company and Subordinated Creditor, the obligation of the Company with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Senior Creditor Agent, Senior Creditor or Subordinated Creditor with respect to any other creditors of the Company. This Agreement is solely for the benefit of Senior Creditor Agent, Senior Creditor and Subordinated Creditor, and their respective successors and assigns, and neither Company nor any other Persons are intended to be a third party beneficiary hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement.

12. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

13. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic “pdf” transmission shall be equally effective as delivery of a manually executed counterpart of a signature page to this Agreement.

15. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

16. Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Creditor Agent, Senior Creditor and Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated, or disallowed, until the Subordination Termination Date after which this Agreement shall terminate without further action on the part of the parties hereto. This Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

17. Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

18. CONSENT TO JURISDICTION. EACH OF SUBORDINATED CREDITOR AND, BY ITS ACKNOWLEDGMENT BELOW, THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO SENIOR CREDITOR AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF SUBORDINATED CREDITOR AND, BY ITS ACKNOWLEDGMENT BELOW, THE COMPANY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF SUBORDINATED CREDITOR AND, BY ITS ACKNOWLEDGMENT BELOW, THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUBORDINATED CREDITOR AND THE COMPANY AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT.

19. WAIVER OF JURY TRIAL. EACH OF SUBORDINATED CREDITOR, SENIOR CREDITOR AGENT AND, BY ITS ACKNOWLEDGMENT BELOW, THE COMPANY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH OF SUBORDINATED CREDITOR, SENIOR CREDITOR AGENT AND, BY ITS ACKNOWLEDGMENT BELOW, THE COMPANY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND, IN THE CASE OF THE SENIOR CREDITOR AGENT AND THE COMPANY, THE SENIOR DEBT DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF SUBORDINATED CREDITOR, THE COMPANY AND SENIOR CREDITOR AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(Signature page follows)

IN WITNESS WHEREOF, Subordinated Creditor and Senior Creditor Agent have caused this Agreement to be executed as of the date first above written.

SENIOR CREDITOR AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Alan M. Silbert
Name:	Alan M. Silbert
Its:	Duly Authorized Signatory

Signature Page to Subordination Agreement (BG Medicine)

SUBORDINATED CREDITOR:

APPLIED GENOMIC TECHNOLOGY CAPITAL FUND, L.P.;
AGTC ADVISORS FUND, L.P.

Each by its General Partner, AGTC Partners, L.P.
By its General Partner, NewcoGen Group Inc.

By:	/s/ Noubar B. Afeyan
Name:	Noubar B. Afeyan
Title:	President

FLAGSHIP VENTURES FUND 2007, L.P.

By its General Partner
Flagship Ventures Fund 2007 General Partner LLC

By:	/s/ Noubar B. Afeyan
Name:	Noubar B. Afeyan
Title:	Manager

Signature Page to Subordination Agreement (BG Medicine)

COMPANY ACKNOWLEDGMENT, CONSENT AND AGREEMENT

Each of the undersigned hereby acknowledges and consents to the execution, delivery and performance of the within and foregoing Subordination and Intercreditor Agreement among each of the holders of the Subordinated Debt and Senior Creditor Agent. Each of the undersigned further agrees to be bound by the provisions of the within and foregoing Subordination and Intercreditor Agreement as they relate to the relative rights, remedies and priorities of the Senior Creditor Agent and Senior Creditor; provided, however, that nothing in the Subordination and Intercreditor Agreement shall amend, modify, change or supersede the respective terms of any of the Senior Debt Documents or the Subordinated Debt Documents as between Senior Creditor Agent, Senior Creditor or the Subordinated Creditor, respectively, on the one hand, and any of the undersigned, on the other hand.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officers or other representatives to execute and deliver this Company Acknowledgment, Consent and Agreement as of May 12, 2015.

BG MEDICINE, INC.

By:	/s/ Paul R. Sohmer
Name:	Paul R. Sohmer
Title:	President & CEO

EXHIBIT A

1.	Secured Convertible Promissory Note, dated as of May 12, 2015, made by Company in favor of Applied Genomic Technology Capital Fund, L.P.

2.	Secured Convertible Promissory Note, dated as of May 12, 2015, made by Company in favor of AGTC Advisors Fund, L.P.

3.	Secured Convertible Promissory Note, dated as of May 12, 2015, made by Company in favor of Flagship Ventures Fund 2007, L.P.

4.	Securities Purchase Agreement, dated as of May 12, 2015, among Company, Applied Genomic Technology Capital Fund, L.P., AGTC Advisors Fund, L.P. and Flagship Ventures Fund 2007, L.P.